UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 27, 2009

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2009, at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Polycom, Inc. (the “Company”), the Company’s stockholders approved amendments to the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) and 1996 Stock Incentive Plan to permit a one-time option exchange program to be implemented within 12 months of the date of the Annual Meeting, at the election of the Company. In addition, the Company’s stockholders approved amendments to the 2004 Plan to increase the number of shares of common stock reserved for issuance under the 2004 Plan by 3,600,000 shares, to implement flexible share counting between stock options and other full value equity awards under the 2004 Plan, which provides for full value equity awards to count against the 2004 Plan share reserve as 1.5 shares for every one share subject to such award, and to make certain other clarifying amendments, including the requirement that all discretionary awards to non-employee directors be administered solely by an independent committee of the Board of Directors of the Company.

Copies of the Polycom, Inc. 2004 Equity Incentive Plan (May 27, 2009 Restatement) and Polycom, Inc. 1996 Stock Incentive Plan (as amended through May 27, 2009) are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Polycom, Inc. 2004 Equity Incentive Plan (May 27, 2009 Restatement)

10.2	Polycom, Inc. 1996 Stock Incentive Plan (as amended through May 27, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ SAYED M. DARWISH
Sayed M. Darwish
Senior Vice President, Chief Administrative
Officer, General Counsel and Secretary

Date: May 29, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Polycom, Inc. 2004 Equity Incentive Plan (May 27, 2009 Restatement)

10.2	Polycom, Inc. 1996 Stock Incentive Plan (as amended through May 27, 2009)